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                                                                                                                          Exhibit 11


                                                           VALUJET, INC.

                                               COMPUTATION OF EARNINGS PER SHARE (1)


                                                                                              Year Ended December 31,
                                                                                   --------------------------------------------
                                                                                       1994           1995              1996
                                                                                   --------------------------------------------
PRIMARY:
Weighted average common and common equivalent shares outstanding during             40,943,908      54,493,801       54,701,949
  the period
Net effect of dilutive stock options and stock warrants - based on the treasury
  stock method using the average market price                                        4,454,604       5,299,199                -

Effect of Common and Preferred Stock issued and stock options and warrants granted subsequent to May 12, 1993 computed in accordance with the
  treasury stock method as required by the SEC (2)                                   2,221,364               -                -
                                                                                   --------------------------------------------

Total common and common equivalent shares                                           47,619,876      59,793,000       54,701,949
                                                                                   ============================================

Net income (loss)                                                                  $20,731,980     $67,762,598     $(41,469,299)
Plus:  Reduction in interest expense from reduction of debt (3)                        208,703               -                -

Plus:  Additional interest income received from excess funds invested in short-
       term securities (3)                                                               2,097               -                -
                                                                                   --------------------------------------------

Adjusted Net income (loss)                                                         $20,942,780     $67,762,598     $(41,469,299)
                                                                                   ============================================

Net income (loss) per share                                                        $      0.44     $      1.13     $      (0.76)
                                                                                   ============================================

FULLY DILUTED:
Weighted average common and common equivalent shares outstanding during
  the period                                                                        40,943,908      54,493,801       54,701,949

Net effect of dilutive stock options and stock warrants - based on the treasury stock method using the ending market price, if higher than the average market
  price                                                                              4,476,556       5,375,290                -

Effect of Common and Preferred Stock issued and stock options and warrants granted subsequent to May 12, 1993 computed in accordance with the
  treasury stock method as required by the SEC (2)                                   2,221,364               -                -
                                                                                   --------------------------------------------

Total common and common equivalent shares                                           47,641,828      59,869,091       54,701,949
                                                                                   ============================================

Net income (loss)                                                                  $20,731,980     $67,762,598     $(41,469,299)

Plus:  Reduction in interest expense from reduction of debt (3)                        193,195               -                -

Plus:  Additional interest income received from excess funds invested in short-
       term securities (3)                                                                   -               -                -
                                                                                   --------------------------------------------

Adjusted Net income (loss)                                                         $20,925,175     $67,762,598     $(41,469,299)
                                                                                   ============================================

Net income (loss) per share                                                        $      0.44     $      1.13     $      (0.76)
                                                                                   ============================================

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(1)  All share information has been adjusted to reflect two two-for-one stock splits effected in the form of stock dividends which were payable on March 24, 1995 and November 21, 1995.

(2) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, Common and Preferred Stock issued and stock options and warrants granted at prices below the initial public offering price of $3.125 per share during the 12-month period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented using the treasury stock method.

(3) In accordance with APB 15, for periods in which the number of shares of common stock obtainable on exercise of options and warrants in the aggregate exceed 20 percent of the number of common shares outstanding at the end of the period for which the computation was being made, the treasury stock method was modified in determining the dilutive effect of the options and warrants on earnings per share data. In those circumstances, all options and warrants were assumed to have been exercised and the aggregate proceeds therefrom to have been applied in two steps:

     a. First, as if the funds obtained were first applied to the repurchase of outstanding common shares at the average market price during the period (treasury stock method) but not to exceed 20 percent of outstanding shares.

     b. Second, as if the balance of the funds were applied first to reduce short-term or long-term borrowings and any remaining funds were invested in U.S. Government securities or commercial paper, with appropriate recognition of any income tax effect.